Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of January 2, 2024, by and between NorthView Acquisition Corp, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on December 22, 2021, the Company consummated its initial public offering of units of the Company (the “Units”), each of which is composed of one share of common stock of the Company, par value $0.0001 per share (the “Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock of the Company, and one right (each right entitles the holder thereof to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination). Such initial public offering hereinafter is referred to as the “Offering”;

WHEREAS, $191,653,961 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of shares of Common Stock included in the Units issued in the Offering pursuant to the Investment Management Trust Agreement made effective as of December 20, 2021, by and between the Company and the Trustee (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect the amendment to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement

(a) Sections 1(c) of the Original Agreement are hereby amended and restated to read in their entirety as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(c) In a timely manner, upon the written instruction of the Company, i) hold funds uninvested, or ii) hold funds in an interest-bearing bank demand deposit account the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.

2. Miscellaneous Provisions.

(a) Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

NORTHVIEW ACQUISITION CORP.

By:	/s/ Fred Knechtel
Name:	Fred Knechtel
Title:	CFO

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